Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Kevin Kessel, CFA	Mike Dulin
Vice President, Investor Relations	Corporate & KLA Services Communications
(408) 875-6627	michael.dulin@kla.com
kevin.kessel@kla.com

KLA Corporation Reports Fiscal 2025 First Quarter Results

•Total revenues were $2.84 billion, above the midpoint of the guidance range of $2.75 billion +/- $150 million;
•GAAP diluted EPS was $7.01 and non-GAAP diluted EPS was $7.33, both of which were near the upper end of the respective guidance ranges;
•Cash flow from operating activities for the quarter and last twelve months were $995.2 million and $3.42 billion, respectively, and free cash flow was $934.8 million and $3.15 billion, respectively; and
•Capital returns for the quarter and last twelve months were $765.5 million and $2.64 billion, respectively.
MILPITAS, Calif., October 30, 2024 - KLA Corporation (NASDAQ: KLAC) today announced financial and operating results for its first quarter of fiscal year 2025, which ended on September 30, 2024, and reported GAAP net income of $945.9 million and GAAP net income per diluted share of $7.01 on revenues of $2.84 billion.
“KLA’s September results demonstrate continued outperformance with results above expectations and consistent with our expectation of sequential quarterly growth in revenue over the course of the current calendar year,” said Rick Wallace, president and CEO, KLA Corporation. “While some customers are facing near-term challenges, we are optimistic about continued semiconductor market growth in the fourth calendar quarter of 2024 and into calendar 2025. KLA’s industry-leading portfolio combined with disciplined operational execution positions the company well to support customer investments, particularly in leading-edge AI and high-performance computing applications.”

GAAP Results
	Q1 FY 2025	Q4 FY 2024	Q1 FY 2024
Total Revenues	$2,842 million	$2,569 million	$2,397 million
Net Income	$946 million	$836 million	$741 million
Net Income per Diluted Share	$7.01	$6.18	$5.41

Non-GAAP Results
	Q1 FY 2025	Q4 FY 2024	Q1 FY 2024
Net Income	$988 million	$893 million	$786 million
Net Income per Diluted Share	$7.33	$6.60	$5.74
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. KLA will discuss the results for its fiscal year 2025 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla.com.
Second Quarter Fiscal 2025 Guidance
The following details our guidance for the second quarter of fiscal 2025 ending in December:
•Total revenues is expected to be in a range of $2.95 billion +/- $150 million
•GAAP gross margin is expected to be in a range of 60.0% +/- 1.0%
•Non-GAAP gross margin is expected to be in a range of 61.5% +/- 1.0%
•GAAP diluted EPS is expected to be in a range of $7.45 +/- $0.60
•Non-GAAP diluted EPS is expected to be in a range of $7.75 +/- $0.60

For additional details and assumptions underlying our guidance metrics, please see the company’s published Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic on the KLA investor relations website. Such Letter to Shareholders, Earnings Slide Presentation and Earnings Infographic are not incorporated by reference into this earnings release.
About KLA:
KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging and printed circuit boards. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Investors and others should note that KLA announces material financial information including SEC filings, press releases, public earnings calls and conference webcasts using an investor relations website (ir.kla.com). Additional information may be found at: www.kla.com.

Note Regarding Forward-Looking Statements:
Statements in this press release other than historical facts, such as statements pertaining to total revenues, GAAP and non-GAAP gross margin and GAAP and non-GAAP diluted EPS for the quarter ending December 31, 2024, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including, but not limited to: our vulnerability to a weakening in the condition of the financial markets and the global economy; risks related to our international operations; evolving Bureau of Industry and Security of the U.S. Department of Commerce rules and regulations and their impact on our ability to sell products to and provide services to certain customers in China; costly intellectual property disputes that could result in our inability to sell or use the challenged technology; risks related to the legal, regulatory and tax environments in which we conduct our business; increasing attention to ESG matters and the resulting costs, risks and impact on our business; unexpected delays, difficulties and expenses in executing against our environmental, climate, diversity and inclusion or other ESG targets, goals and commitments; our ability to attract, retain and motivate key personnel; our vulnerability to disruptions and delays at our third party service providers; cybersecurity threats, cyber incidents affecting our and our business partners’ systems and networks; our inability to access critical information in a timely manner due to system failures; risks related to acquisitions, integrations, strategic alliances or collaborative arrangements; climate change, earthquake, flood or other natural catastrophic events, public health crises such as the COVID-19 pandemic or terrorism and the adverse impact on our business operations; the war between Ukraine and Russia, and the war in the Middle East, and the significant military activity in that region; lack of insurance for losses and interruptions caused by terrorists and acts of war, and our self-insurance of certain risks including earthquake risk; risks related to fluctuations in foreign currency exchange rates; risks related to fluctuations in interest rates and the market values of our portfolio investments; risks related to tax and regulatory compliance audits; any change in taxation rules or practices and our effective tax rate; compliance costs with federal securities laws, rules, regulations, NASDAQ requirements, and evolving accounting standards and practices; ongoing changes in the technology industry, and the semiconductor industry in particular, including future growth rates, pricing trends in end-markets, or changes in customer capital spending patterns; our vulnerability to a highly concentrated customer base; the cyclicality of the industries in which we operate; our ability to timely develop new technologies and products that successfully address changes in the industry; risks related to artificial intelligence; our ability to maintain our technology advantage and protect proprietary rights; our ability to compete in the industry; availability and cost of the materials and parts used in the production of our products; our ability to operate our business in accordance with our business plan; risks related to our debt and leveraged capital structure; we may not be able to declare cash dividends at all or in any particular amount; liability to our customers under indemnification provisions if our products fail to operate properly or contain defects or our customers are sued by third parties due to our products; our government funding for R&D is subject to audit, and potential termination or penalties; we may incur significant restructuring charges or other asset impairment charges or inventory write offs; risks related to receivables factoring arrangements and compliance risk of certain settlement agreements with the government; and risks related to the Court of Chancery of the State of Delaware being the sole and exclusive forum for certain actions and proceedings. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA’s Annual Report on Form 10-K for the year ended June 30, 2024, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA assumes no obligation to, and does not currently intend to, update these forward-looking statements.

KLA Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2024	June 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,977,202	$1,977,129
Marketable securities	2,652,514	2,526,866
Accounts receivable, net	1,953,156	1,833,041
Inventories	3,109,837	3,034,781
Other current assets	535,730	659,327
Total current assets	10,228,439	10,031,144
Land, property and equipment, net	1,118,312	1,109,968
Goodwill, net	2,015,721	2,015,726
Deferred income taxes	981,591	915,241
Purchased intangible assets, net	612,011	668,764
Other non-current assets	725,663	692,723
Total assets	$15,681,737	$15,433,566
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$376,505	$359,487
Deferred system revenue	877,207	985,856
Deferred service revenue	512,470	501,926
Current portion of long-term debt	749,984	749,936
Other current liabilities	2,282,048	2,063,569
Total current liabilities	4,798,214	4,660,774
Long-term debt	5,881,372	5,880,199
Deferred tax liabilities	471,575	486,690
Deferred service revenue	319,794	294,460
Other non-current liabilities	651,068	743,115
Total liabilities	12,122,023	12,065,238
Stockholders’ equity:
Common stock and capital in excess of par value	2,257,052	2,280,133
Retained earnings	1,328,166	1,137,270
Accumulated other comprehensive loss	(25,504)	(49,075)
Total stockholders’ equity	3,559,714	3,368,328
Total liabilities and stockholders’ equity	$15,681,737	$15,433,566

KLA Corporation
Condensed Consolidated Unaudited Statements of Operations
	Three Months Ended September 30,
(In thousands, except per share amounts)	2024	2023
Revenues:
Product	$2,197,389	$1,836,664
Service	644,152	560,292
Total revenues	2,841,541	2,396,956
Costs and expenses:
Costs of revenues	1,147,431	946,891
Research and development	323,145	311,214
Selling, general and administrative	251,042	239,645
Interest expense	82,171	74,234
Other expense (income), net	(40,935)	(26,739)
Income before income taxes	1,078,687	851,711
Provision for income taxes	132,836	110,336
Net income	$945,851	$741,375
Net income per share
Basic	$7.05	$5.43
Diluted	$7.01	$5.41
Weighted-average number of shares:
Basic	134,134	136,412
Diluted	134,858	137,104

KLA Corporation
Condensed Consolidated Unaudited Statements of Cash Flows
	Three Months Ended September 30,
(In thousands)	2024	2023
Cash flows from operating activities:
Net income	$945,851	$741,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,823	102,403
Unrealized foreign exchange loss and other	7,718	9,970
Stock-based compensation expense	61,700	48,772
Deferred income taxes	(81,682)	(71,322)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	(91,660)	107,018
Inventories	(59,326)	(138,419)
Other assets	152,641	(7,520)
Accounts payable	(12,463)	8,345
Deferred system revenue	(108,648)	14,057
Deferred service revenue	35,863	5,901
Other liabilities	49,421	63,160
Net cash provided by operating activities	995,238	883,740
Cash flows from investing activities:
Capital expenditures	(60,393)	(68,045)
Purchases of available-for-sale securities	(837,935)	(530,842)
Proceeds from sale of available-for-sale securities	55,322	7,983
Proceeds from maturity of available-for-sale securities	671,925	201,149
Purchases of trading securities	(17,581)	(49,958)
Proceeds from sale of trading securities	17,623	48,042
Net cash used in investing activities	(171,039)	(391,671)
Cash flows from financing activities:
Common stock repurchases	(567,383)	(455,412)
Payment of dividends to stockholders	(198,079)	(181,507)
Tax withholding payments related to vested and released restricted stock units	(72,246)	(68,237)
Net cash used in financing activities	(837,708)	(705,156)
Effect of exchange rate changes on cash and cash equivalents	13,582	(3,208)
Net increase (decrease) in cash and cash equivalents	73	(216,295)
Cash and cash equivalents at beginning of period	1,977,129	1,927,865
Cash and cash equivalents at end of period	$1,977,202	$1,711,570
Supplemental cash flow disclosures:
Income taxes paid, net	$96,395	$99,388
Interest paid	$131,126	$113,236
Non-cash activities:
Contingent consideration payable - financing activities	$—	$(920)
Dividends payable - financing activities	$2,009	$1,853
Unsettled common stock repurchase - financing activities	$5,499	$11,000
Accrued purchase of land, property and equipment - investing activities	$13,849	$22,729

KLA Corporation
Segment Information (Unaudited)
The following is a summary of results for each of our three reportable segments and reconciliations to total revenues for the indicated periods:

	Three Months Ended September 30,
(In thousands)	2024	2023
Revenues:
Semiconductor Process Control	$2,575,151	$2,135,478
Specialty Semiconductor Process	128,334	126,719
PCB and Component Inspection	137,983	136,043
Total revenues for reportable segments	2,841,468	2,398,240
Corporate allocations and effects of changes in foreign currency exchange rates	73	(1,284)
Total revenues	$2,841,541	$2,396,956
KLA Corporation
Condensed Consolidated Unaudited Supplemental Information
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three Months Ended
(In thousands, except per share amounts)		September 30, 2024	June 30, 2024	September 30, 2023
GAAP net income		$945,851	$836,446	$741,375
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	56,694	58,777	63,244
Restructuring, severance and other charges	b	2,862	17,721	—
Income tax effect of non-GAAP adjustments	c	(19,486)	(23,227)	(20,399)
Discrete tax items	d	2,233	3,092	2,255
Non-GAAP net income		$988,154	$892,809	$786,475
GAAP net income per diluted share		$7.01	$6.18	$5.41
Non-GAAP net income per diluted share		$7.33	$6.60	$5.74
Shares used in diluted net income per share calculation		134,858	135,342	137,104
Pre-tax Impact of GAAP to Non-GAAP Adjustments Included in Condensed Consolidated Unaudited Statements of Operations

(In thousands)	Acquisition - Related Charges	Restructuring, Severance and Other Charges	Total Pre-tax GAAP to Non-GAAP Adjustments
Three Months Ended September 30, 2024
Costs of revenues	$44,090	$901	$44,991
Research and development	—	1,087	1,087
Selling, general and administrative	12,604	874	13,478
Total in three months ended September 30, 2024	$56,694	$2,862	$59,556
Three Months Ended June 30, 2024
Costs of revenues	$45,937	$2,240	$48,177
Research and development	—	2,230	2,230
Selling, general and administrative	12,840	13,251	26,091
Total in three months ended June 30, 2024	$58,777	$17,721	$76,498
Three Months Ended September 30, 2023
Costs of revenues	$46,078	$—	$46,078
Selling, general and administrative	17,166	—	17,166
Total in three months ended September 30, 2023	$63,244	$—	$63,244

Free Cash Flow Reconciliation

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$995,238	$883,740	$3,420,073	$3,542,000
Capital expenditures	(60,393)	(68,045)	(269,732)	(325,284)
Free cash flow	$934,845	$815,695	$3,150,341	$3,216,716
Capital Returns Calculation

	Three Months Ended September 30,		Twelve Months Ended September 30,
(In thousands)	2024	2023	2024	2023
Payments of dividends to stockholders	$198,079	$181,507	$789,613	$726,079
Common stock repurchases	567,383	455,412	1,847,717	1,677,430
Capital returns	$765,462	$636,919	$2,637,330	$2,403,509
Second Quarter Fiscal 2025 Guidance
Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS

		Three Months Ending December 31, 2024
(In millions, except per share amounts)		Low	High
GAAP net income per diluted share		$6.85	$8.05
Acquisition-related charges	a	0.42	0.42
Restructuring, severance and other charges	b	0.02	0.02
Income tax effect of non-GAAP adjustments	c	(0.14)	(0.14)
Non-GAAP net income per diluted share		$7.15	$8.35
Shares used in net income per diluted share calculation		134.1	134.1
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

		Three Months Ending December 31, 2024
		Low	High
GAAP gross margin		59.0%	61.0%
Acquisition-related charges	a	1.5%	1.5%
Non-GAAP gross margin		60.5%	62.5%
The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA’s financial results presented in accordance with United States GAAP.
To supplement our Condensed Consolidated Financial Statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain gains, costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information, including non-GAAP net income, non-GAAP net income per diluted share, non-GAAP gross margin and free cash flow, provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results to help investors compare our operating performances with our results in prior periods as well as with the performance of other companies. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics are inherently subject to significant discretion (for example, determining which costs and expenses to exclude when calculating such a metric). As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP. The following are descriptions of the adjustments made to reconcile GAAP net income to non-GAAP net income:
a.Acquisition-related charges primarily include amortization of intangible assets, transaction costs associated with our acquisitions and dispositions, as well as intangible asset impairment charges. Although we exclude the effect of amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and such amortization of intangible assets related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of these intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well.
b.Restructuring, severance and other charges primarily include costs associated with employee severance and, in the three months ended June 30, 2024, writedowns of certain right of use assets and fixed assets that were abandoned.
c.Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above.
d.Discrete tax items in the three months ended June 30, 2024 included a tax impact resulting from changes made to our international structure to better align ownership of certain intellectual property rights with how our business operates. Discrete tax items in all periods presented included a tax impact relating to the amortization of the aforementioned tax item or similar tax items recorded in other periods.